EXHIBIT 99.1

MercadoLibre, Inc. Reports Financial Results for Second Quarter and First Half 2007

 -- Second Quarter Revenue Increases 53% to Record $19 Million

 -- Second Quarter Operating Income Grows 229% to $4.7 Million

 --  Net Cash Provided by Operating Activities for First Half Grows
     210% to $5.4 Million

BUENOS AIRES, Argentina, Sept. 14, 2007 (PRIME NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), host of the largest online trading platform in Latin America, today reported financial results for its second fiscal quarter and six months ended June 30, 2007.

Marcos Galperin, President and Chief Executive Officer of MercadoLibre, Inc. commented, "We are very pleased with our strong results, driven by robust growth in both our marketplace trading service and online payments solutions. We continue to benefit from the success of our business model, which emphasizes fixed-price as well as auction-based pricing formats, and are optimistic about our long-term growth potential in Latin America, which has one of the world's fastest-growing internet penetration rates."

Financial Results

Second Quarter Results

MercadoLibre reported consolidated net revenues for the three months ended June 30, 2007 of $18.97 million, representing a quarterly year over year growth rate of 53.2%. Revenue growth was driven primarily by continued growth in confirmed registered users, gross merchandise volume, successful items, and total payment volume, as well as improvements in the monetization of transactions on the Company's platforms. Second quarter marketplace revenues grew 49.1% to $16.09 million from $10.79 million for the prior year period. Payments revenues for the same period grew to $2.89 million for the second quarter, up 81.5% from $1.59 million during 2006. MercadoLibre's take rate, as measured by revenues as a percentage of gross merchandise volume, improved to 5.5% during the second quarter of 2006 when compared to 5.1% for the same period during 2006.

Gross profit grew 55.2% to $14.9 million from $9.6 million in the prior period, representing gross profit margins of 78.5%, primarily due to improved leverage on cost of goods sold that offset the higher rate of growth in the Payments segment, which has lower gross profit margins, as compared to the Marketplace segment.

Income from operations grew 229.1% to $4.73 million, representing a 24.9% operating margin, up from 11.6% operating margin for the quarter ending June 30, 2006 as the business continues to show significant economies of scale.

Net income for the three month period was $0.59 million, compared with a loss of $0.92 million during the same period of 2006.

First Half Results

Revenue for the first six months ended June 30, 2007 increased 51.4% to $35.43 million compared with $23.4 million for the first half ended June 30, 2006. Gross profit increased 53.6% to $27.8 million from $18.1 million from the prior year period. Income from operations increased 243.9% to $7.7 million from $2.2 million for the year-ago period.

Net income for the six month period was $1.6 million, compared with a loss of $0.81 million during the same period of 2006.

Net cash provided by operating activities for the six month periods ended June 30, 2007 and 2006 was $5.39 million and $1.74 million respectively, representing a year over year growth of 210.1%.

Purchases of property and equipment totaled $1.94 million for the first half of 2007, an increase of 39.6% from $1.39 million for the same period one year earlier. As of June 30, 2007 MercadoLibre's cash, cash equivalents, short term investments and long term investments totaled a record $17.68 million.

Key Performance Metrics

Following are highlights on certain key performance metrics for the second quarter ended June 30, 2007.

Registered Users -- New confirmed registered users for the three month period ended June 30, 2007 were 1.57 million, 18.6% higher than the number of new confirmed registered users for the second quarter of 2006. Cumulative confirmed registered users increased to 21.55 million as of June 30, 2007, an increase of 44.4% over the 14.93 million users registered as of June 30, 2006.

Transaction volume -- Gross merchandise volume was $343.04 million for the second quarter of 2007, a 40.1% growth from gross merchandise volume of $244.82 for the same period during 2006. MercadoLibre totaled 3.92 million successful items during the second quarter of 2007, 35.8% more than the 2.89 million successful items sold during the same quarter of 2006. Total payment volume was $30.99 million during the three month period ending June 30, 2007, a growth of 62.6% over total payment volume of $19.06 million for the same period of 2006.

Recent Material Developments

On August 15, 2007 MercadoLibre completed its initial public offering of 18,488,762 shares of common stock, including 3,000,000 shares sold by the Company for net proceeds of approximately $51 million, and 15,488,762 shares sold by certain selling shareholders.

On September 12, 2007 MercadoLibre launched a beta version of its revamped payments solution, MercadoPago 3.0, in Chile. The new payments platform adds multiple new product features aimed at enhancing ease of use and transaction efficiency for both buyers and sellers, and will be available for use both on the MercadoLibre marketplace as well as on other sites that opt to incorporate it as a means of payment.

Conference Call and Webcast

MercadoLibre will host a conference call to discuss results for the second quarter ending June 30, 2007 today at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (913) 981-5559. A live webcast of the conference call can be accessed at the company's investor relations website at http://investor.mercadolibre.com/. An archive will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

New confirmed registered users -- Measure of the number of new users who have registered on the MercadoLibre marketplace and confirmed their registration.

Total confirmed registered users -- Measure of the cumulative number of users who have registered on the MercadoLibre marketplace and confirmed their registration.

Gross merchandise volume -- Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Successful items -- Measure of the number of items that were sold/purchased through the MercadoLibre marketplace.

Total payment volume -- Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Take rate -- Total net revenues as a percentage of gross merchandise volume.

About MercadoLibre

MercadoLibre is the largest online trading platform in Latin America. We are market leaders in e-commerce in each of Argentina, Brazil, Chile, Colombia, Ecuador, Mexico, Peru, Uruguay and Venezuela, based on unique visitors and page views during 2006. Additionally, we have recently launched online trading platforms in Costa Rica, the Dominican Republic and Panama. With a market of over 550 million people and a region with one of the world's fastest-growing Internet penetration rates, we provide buyers and sellers a robust online trading environment that fosters the development of a large and growing e-commerce community. We offer a technological and commercial solution that addresses the distinctive cultural and geographic challenges of operating an online trading platform in Latin America.

The MercadoLibre, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4193

Forward-Looking Statements

Any statements contained in this press release that are not statements of historical fact, including statements about the company's beliefs and expectations, are forward-looking statements and should be evaluated as such. Such forward-looking statements reflect, among other things, the company's current expectations, plans, projections and strategies, anticipated financial results, future events and financial trends affecting the company's business, all of which are subject to known or unknown risk and uncertainties that may cause the company's actual results to differ materially from those expressed or implied by these forward-looking statements, including general market conditions, the failure of customary closing conditions, adverse changes in the company's markets and other risks disclosed in the prospectus. Because of the risks, uncertainties and assumptions, investors should not place undue reliance on any forward-looking statements.

MELI-F

             Six Months Ended June 30,   Three Months Ended June 30,
           ----------------------------  ----------------------------
                2007           2006           2007           2006
           -------------  -------------  -------------  -------------
                                  (Unaudited)
 Net
  revenues $  35,432,625  $  23,371,883  $  18,973,288  $  12,382,750
 Cost of
  net
  revenues    (7,647,366)    (5,265,924)    (4,071,831)    (2,749,628)
           -------------  -------------  -------------  -------------
 Gross
  profit      27,785,259     18,105,959     14,901,457      9,633,122

 Operating
  expenses:
  Product
   and
   technology
   develop-
   ment       (2,002,716)    (1,469,670)    (1,029,096)      (764,166)
  Sales and
   marke-
   ting      (12,646,525)   (10,589,166)    (6,330,128)    (5,532,192)
  General
   and
   admini-
   strative   (5,486,314)    (3,822,481)    (2,811,198)    (1,899,219)
           -------------  -------------  -------------  -------------
   Total
    operating
    expenses (20,135,555)   (15,881,317)   (10,170,422)    (8,195,577)
           -------------  -------------  -------------  -------------
 Income
  from
  operations   7,649,704      2,224,642      4,731,035      1,437,545
           -------------  -------------  -------------  -------------

 Other
  income
  (expenses):
  Interest
   income        519,239         95,289        421,522         53,524
  Interest
   expense
   and other
   financial
   charges      (827,540)      (807,794)      (379,874)      (411,815)
  Foreign
   currency
   loss       (1,004,172)       (63,688)      (599,398)      (171,806)
  Other
   expenses,
   net        (2,046,058)    (1,104,366)    (1,761,421)    (1,024,280)
           -------------  -------------  -------------  -------------
 Net income
  (loss)
   before
   income /
   asset tax
   expense     4,291,173        344,083      2,411,864       (116,832)
           -------------  -------------  -------------  -------------

 Income /
  asset tax
  expense     (2,706,100)    (1,154,627)    (1,820,978)      (804,054)
           -------------  -------------  -------------  -------------
 Net income
  (loss)   $   1,585,073  $    (810,544) $     590,886  $    (920,886)
           =============  =============  =============  =============

 Accretion
  of
  preferred
  stock         (247,439)      (247,439)      (123,720)      (123,720)
           -------------  -------------  -------------  -------------
 Net income
  / (loss)
  available
  to common
  share-
  holders  $   1,337,634  $  (1,057,983) $     467,166  $  (1,044,606)
           =============  =============  =============  =============

                Six Months Ended June 30,  Three Months Ended June 30,
                -------------------------  ---------------------------
                   2007          2006          2007           2006
                ----------     ----------  ----------     ------------
 Basic EPS
  Basic net
   income /
   (loss) available
   to common
   shareholders per
   common share     $     0.03   $    (0.08)  $     0.01   $    (0.08)
                    ==========   ==========   ==========   ==========
  Weighted average
   shares           13,475,873   13,127,408   13,575,158   13,140,100
                    ==========   ==========   ==========   ==========

 Diluted EPS
  Diluted net
   income per
   common share     $     0.03                $     0.01
                    ==========                ==========
  Weighted average
   shares           13,986,707                13,987,128
                    ==========                ==========

                                           June 30,      December 31,
                                             2007           2006
                                         -------------  -------------
                  Assets                  (Unaudited)     (Audited)
 Current assets:
  Cash and cash equivalents              $   9,094,930  $   7,143,027
  Short-term investments                     7,141,477      6,320,656
  Accounts receivable                        2,164,743      1,983,003
  Funds receivable from customers           11,189,050     10,188,712
  Prepaid expenses                           1,232,682        333,570
  Deferred tax assets                        2,197,022      2,904,558
  Other current assets                         386,502        246,352
                                         -------------  -------------
   Total current assets                     33,406,406     29,119,878
 Non-current assets:
  Long-term investments                      1,447,859             --
  Property and equipment, net                4,017,032      2,931,470
  Goodwill and intangible assets, net       22,645,835     21,342,315
  Deferred tax assets                          558,884        390,820
  Other assets                                 147,302         28,089
                                         -------------  -------------
   Total non-current assets                 28,816,912     24,692,694

   Total assets                          $  62,223,318  $  53,812,572
                                         -------------  -------------

    Liabilities and Shareholders' Deficit
 Current liabilities:
  Accounts payable and accrued expenses  $   6,260,734  $   5,708,682
  Funds payable to customers                10,002,576      9,085,013
  Social security payable                    2,954,455      2,722,874
  Taxes payable                              2,302,043      1,735,975
  Loans payable                                415,647         97,527
  Other liabilities                          3,678,423             --
  Provisions                                    18,230        310,848
                                         -------------  -------------
      Total current liabilities             25,632,108     19,660,919
 Non-current liabilities:
  Loans payable                              9,000,000      9,000,000
  Other liabilities                            723,764      1,803,315
                                         -------------  -------------
   Total non-current liabilities             9,723,764     10,803,315
   Total liabilities                        35,355,872     30,464,234
                                          -------------  -------------

 Commitments and contingencies

 Mandatorily redeemable convertible
  preferred stock, $0.01 par value,
  45,600,000 shares authorized,
  27,187,838 shares issued and
  outstanding at June 30, 2007 and
  December 31, 2006; liquidation
  amount: $78,334,161 at June 30, 2007
  and December 31, 2006                     64,323,984     64,076,545
                                         -------------  -------------
 Shareholders' deficit:
  Common stock, $0.01 par value,
   108,800,000 shares authorized,
   13,822,752 and 13,166,982 shares
   issued and outstanding at
   June 30, 2007 and December 31, 2006         138,228        131,670
  Additional paid-in capital                 2,478,883      2,694,404
  Accumulated deficit                      (42,471,784)   (44,054,817)
  Accumulated other comprehensive income     2,398,135        500,536
                                         -------------  -------------
   Total shareholders' deficit             (37,456,538)   (40,728,207)
                                         -------------  -------------

   Total liabilities, mandatorily
    redeemable convertible preferred
    stock and shareholders' deficit      $  62,223,318  $  53,812,572
                                         -------------  -------------

                                             Six Months Ended June 30,
                                              ------------------------
                                                  2007         2006
                                              -----------  -----------
                                                     (Unaudited)

 Cash flows from operations:
  Net income (loss)                           $ 1,585,073  $  (810,544)
  Adjustments to reconcile net income to
   net cash provided by (used in)
   operating activities:
     Depreciation and amortization              1,101,050      977,015
     Interest expense                             316,750      422,333
     Realized gains on investments               (306,853)          --
     Unrealized gains on investments              (83,118)          --
     Stock-based compensation expense              13,548       15,021
     Change in fair value of warrants           2,087,960      909,996
     Deferred income taxes                        531,966       20,913
     Changes in assets and liabilities:
       Accounts receivable                       (181,740)     135,813
       Funds receivable from customers         (1,000,338)  (1,685,426)
       Prepaid expenses                          (899,112)     (81,139)
       Other assets                              (259,363)    (362,303)
       Accounts payable                         1,349,700    1,732,046
       Funds payable to customers                 917,563    1,057,400
       Provisions                                (292,618)    (743,156)
       Other liabilities                          510,912      150,884
                                              -----------  -----------
     Net cash provided by operating
      activities                                5,391,380    1,738,853
                                              -----------  -----------
 Cash flows from investing activities:
   Purchase of investments                     (7,378,220)    (462,321)
   Proceeds from sale of investments            5,295,681           --
   Purchase of intangible assets                  (20,178)     (91,677)
   Purchases of property and equipment         (1,942,189)  (1,391,152)
                                              -----------  -----------
     Net cash used in investing activities     (4,044,906)  (1,945,150)
                                              -----------  -----------
 Cash flows from financing activities:
   Increase in short term debt                      1,370           --
   Decrease in short term debt                         --        (143)
   Stock options exercised                         22,888        6,398
                                              -----------  -----------
     Net cash provided by financing
      activities                                   24,258        6,255
                                              -----------  -----------
   Effect of exchange rate changes on
    cash and cash equivalents                     581,171      194,370
                                              -----------  -----------
 Net increase (decrease) in cash and cash
   equivalents                                  1,951,903       (5,672)
 Cash and cash equivalents, beginning
   of year                                      7,143,027    8,979,838
                                              -----------  -----------

 Cash and cash equivalents, end of period     $ 9,094,930  $ 8,974,166
                                              -----------  -----------

   Supplemental cash flow information:
     Cash paid for income taxes               $ 1,864,120  $   944,950

   Non-cash financing activities:
     Accretion of preferred stock -
      dividends                               $   247,439  $   247,439
                                              -----------  -----------

                             Three Months Ended June 30,2007
                  ----------------------------------------------------
                                       Marketplaces
                  ----------------------------------------------------
                                                              Other
                       Brazil     Argentina      Mexico     Countries
                    -----------  -----------  -----------  -----------

 Net revenues       $ 8,872,163  $ 2,534,266  $ 2,255,789  $ 2,424,392
 Direct costs        (5,755,064)  (1,273,008)  (1,430,435)  (1,534,891)
                    -----------  -----------  -----------  -----------
 Direct
  contribution        3,117,099    1,261,258      825,354      889,501

 Net revenues       $ 8,872,163  $ 2,534,266  $ 2,255,789  $ 2,424,392
 Direct costs        (5,755,064)  (1,273,008)  (1,430,435)  (1,534,891)
                    -----------  -----------  -----------  -----------
 Direct
  contribution        3,117,099    1,261,258      825,354      889,501

                                    Total       Payments  Consolidated
                                 -----------  -----------  -----------
 Net revenues                    $16,086,610  $ 2,886,678  $18,973,288
 Direct costs                     (9,993,398)  (2,260,796) (12,254,194)
                                 -----------  -----------  -----------
 Direct contribution               6,093,212      625,882    6,719,094

 Operating expenses and indirect
   costs of net
   revenues                                                 (1,988,059)
                                                           -----------
 Income from operations                                      4,731,035
                                                           -----------

 Other income (expenses):
  Interest income                                              421,522
  Interest expense and other
   financial results                                          (379,874)
  Foreign exchange                                            (599,398)
  Other expenses,
   net                                                      (1,761,421)
                                                           -----------
 Net income before income /
  asset tax expense                                        $ 2,411,864
                                                           ===========

                               Three Months Ended June 30,2006
                  ----------------------------------------------------
                                        Marketplaces
                  ----------------------------------------------------
                                                              Other
                      Brazil      Argentina     Mexico      Countries
                    -----------  -----------  -----------  -----------
 Net revenues       $ 6,492,169  $ 1,602,541  $ 1,402,475  $ 1,295,015
 Direct costs        (4,328,918)  (1,121,893)  (1,195,359)  (1,084,852)
                    -----------  -----------  -----------  -----------
 Direct
  contribution        2,163,251      480,648      207,116      210,163

                                     Total      Payments  Consolidated
                                 -----------  -----------  -----------
 Net revenues                    $10,792,200  $ 1,590,550  $12,382,750
 Direct costs                     (7,731,022)  (1,472,804)  (9,203,826)
                                 -----------  -----------  -----------
 Direct contribution               3,061,178      117,746    3,178,924

 Operating expenses and indirect
  costs of net revenues                                     (1,741,379)
                                                           -----------
 Income from operations                                      1,437,545
                                                           -----------

 Other income (expenses):
  Interest income                                               53,524
  Interest expense and other
   financial results                                          (411,815)
  Foreign exchange                                            (171,806)
  Other expenses,
   net                                                      (1,024,280)
                                                           -----------

 Net loss before income / asset tax
  expense                                                  $  (116,832)
                                                           ============

CONTACT:  MercadoLibre, Inc.
          Investor Relations:
          Pedro Arnt
            pedro@mercadolibre.com
          Media Relations:
          Lorena Diaz Quijano
            +54 (11) 5352 8026
            lorena.diazquijano@mercadolibre.com